SIXTH AMENDMENT TO LOAN AGREEMENT

    	This SIXTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into effective as of April ___, 2000 by and among the following parties:

          (a)	HOMELAND STORES, INC. ("Borrower"), a Delaware corporation,

          (b)	HOMELAND HOLDING CORPORATION ("Parent"), a Delaware corporation

	             (Borrower and Parent are sometimes hereinafter referred to as the
              "Companies" and individually as a "Company"),

          (c) SLB MARKETING, INC. ("SLB"), a Texas corporation, as a Credit Party under the Loan Agreement,

          (d) JCH BEVERAGE, INC. ("JCH"), a Texas corporation, as a Credit Party under the Loan Agreement,

          (e)	IBJ WHITEHALL BUSINESS CREDIT CORPORATION ("IBJ"),
              formerly IBJ Schroder Business Credit Corporation, the assignee of IBJ Schroder Bank & Trust Company,

          (f)	HELLER FINANCIAL, INC. ("Heller"),

          (g)	NATIONAL BANK OF CANADA ("NBC"),

	             (such lenders and other financial institutions and their
              respective successors and assigns, individually, a "Lender" and collectively, the "Lenders"), and

          (h)	NBC, as agent for Lenders (in such capacity, the "Agent").

	                              RECITALS:

    	A.	  Pursuant to that certain Loan Agreement, dated as of December 17,
1998, by and among Borrower, Parent, Lenders and Agent, as amended by the following:

          (1)	First Amendment to Loan Agreement, dated as of April 23, 1999, by and among Borrower, Parent, Lenders and Agent,

          (2)	Second Amendment to Loan Agreement, dated as of October 22, 1999, by and among Borrower, Parent, Lenders, Agent and SLB,

          (3)	Third Amendment to Loan Agreement, dated as of November 2, 1999, by and among Borrower, Parent, Lenders and Agent,


                                     1


          (4)	Fourth Amendment to Loan Agreement, dated as of November 19, 1999, by and among Borrower, Parent, Lenders, Agent, SLB and JCH, and

          (5)	Fifth Amendment to Loan Agreement, dated as of February 29, 2000, by and among Borrower, Parent, Lenders, Agent, SLB and JCH

(as the same may be amended, renewed, extended, restated or otherwise modified from time to time, the "Loan Agreement"), Lenders agreed to provide to Borrower a senior secured revolving credit and letter of credit facility, a senior secured term loan facility, and two secured acquisition term loan facilities.

    	B.	Borrower and Parent have requested that Agent and Lenders amend the Loan
Agreement to:

         	(1)	reflect Borrower's acquisition (the "Baker Acquisition") of
     certain property and assets from Fleming Companies, Inc., an Oklahoma corporation ("Fleming"), pursuant to the terms of that certain Store
     Purchase Agreement (the "Store Purchase Agreement"), dated as of April 7,
     2000, between Borrower and Fleming;

	         (2)	advance an additional $5,000,000 under the Term Loan and increase the present outstanding principal balance of the Term Notes by $5,000,000;
     and

         	(3)	terminate the Acquisition Term Loan Facility.

    	C.	Borrower and Parent have requested that Agent and Lenders, pursuant to the terms of the Loan Agreement, consent to:

         	(1)	the assumption by Borrower of certain Indebtedness as contemplated in that certain Assignment and Assumption of Assumed Liabilities and
     Operating Contracts (the "Assumption Agreements"), dated as of April __,
     2000, between Borrower and Fleming and that certain Assignment and
     Assumption Agreement, dated as of April __, 2000, between Borrower and
     Fleming and that certain Assignment, dated as of April __, 2000, between
     Borrower and Fleming; and

         	(2)	the acquisition by Borrower of a portion of the assets of Fleming under the terms of the Store Purchase Agreement.


                                      2


                                  AGREEMENTS:

    	NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    	1.	Terms Defined.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

     2.	Amendment to Supply Agreement.  Section 1.1 of the Loan Agreement is
hereby amended by amending the following definition contained therein to read in its entirety as follows:

     "Supply Agreement" shall mean (i) the Supply Agreement, dated as of April 21, 1995, by and between AWG and Borrower, as amended by that certain First Amendment to Supply Agreement, dated effective as of August 2, 1996, by and between AWG and Borrower, and that certain Second Amendment to Supply Agreement dated August 12, 1997, by and between AWG and Borrower and that certain Third Amendment to Supply Agreement dated April __, 2000, by and between AWG and Borrower, (ii) the Supply Agreement, dated as of April 23, 1999, by and between AWG and Borrower, (iii) the Supply Agreement, dated as of November 2, 1999, by and between AWG and Borrower, (iv) the Supply Agreement, dated as of February 29, 2000, by and between AWG and Borrower.

    	3.	Amendment to Term Loan Facility Commitment.  The definition of Term Loan
Facility Commitment in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

        "Term Loan Facility Commitment" shall mean Ten Million Four Thousand Six Hundred Forty and 17/100 Dollars ($10,004,640.17).

    	4.	Amendment to Acquisition Term Loan A Facility Commitment.  Section 1.1
of the Loan Agreement is hereby amended by amending the following definition contained therein to read in its entirety as follows:

	       "Acquisition Term Loan A Facility Commitment" shall mean Zero Dollars
     ($0).

     5. Amortization of Term Loan. Section 3.5 of the Loan Agreement, which provides for the amortization of the Term Loan, is hereby amended to add the following terms, as follows:

     Notwithstanding the foregoing, and effective as of the Sixth Amendment to Loan Agreement, principal payments, each in the amount of Five Hundred Ninety-Five Thousand Two Hundred Thirty-Eight and 10/100 Dollars ($595,238.10), shall be paid on the last day of March, June, September, and December of each calendar year, commencing June 30, 2000.


                                     3


     6.	Amendment to Schedules.  The Loan Agreement is hereby amended as follows:

		      (a)	Lenders and Commitments.  Schedule 1.1(A) to the Loan Agreement is
     hereby amended by replacing the existing Schedule 1.1(A) in its entirety with Schedule 1.1(A) attached hereto.

        (b)	Real Property.  Schedule 15.5(a) to the Loan Agreement is hereby amended by supplementing the existing Schedule 15.5(a) with Schedule 15.5
     (a) attached hereto.

		      (c)	Environmental Information. Schedule 15.15 to the Loan Agreement is
     hereby amended by supplementing the existing Schedule 15.15 with Schedule
     15.15 attached hereto.

      		(d)	Medicare/Medicaid and Third Party Payor Agreements. Schedule 15.16
     to the Loan Agreement is hereby amended by supplementing the existing
     Schedule 15.16 with Schedule 15.16 attached hereto.

    	7.	Consent.	Subject to satisfaction of and compliance with all terms and conditions set forth in this Amendment and in the Loan Agreement, Agent and
Lenders consent to:

        (a)	the assumption by Borrower of certain Liens and Indebtedness, in accordance with the terms and conditions of the Assumption Agreements; and

        (b)	the acquisition by Borrower of a substantial portion of the assets of Fleming, in accordance with the terms and conditions of the Store
     Purchase Agreement (to the extent that the acquired assets constitute a substantial portion of the assets of Fleming).

    	8.	Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of the following conditions precedent:

        (a)	Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Agent:

            (i)	 Amendment Documents.	This Amendment and any other instrument
        (including, document or certificate required by Agent to be executed or delivered by Borrower, Parent or any other party in connection with this Amendment or any consent granted herein, duly executed by the parties thereto (collectively, the "Amendment Documents").

           (ii)	 Security Documents and Instruments.  All the instruments and documents then required to be delivered pursuant to Section 8 of the



                                     4


         Loan Agreement or any other provision of the Loan Agreement or pursuant to the instruments and documents referred to in Section 8 of the Loan Agreement with regard to the assets being acquired by Borrower in the Baker Acquisition; and the same shall be in full force and effect and shall grant, create or perfect the Liens, rights, powers, priorities, remedies and benefits contemplated herein or therein, as the case may be.

	         (iii)	 Financial Covenants.  A pro forma statement for each Company detailing the financial covenants listed in Section 12.16 of the Loan
         Agreement after giving effect to the Baker Acquisition, for the Fiscal
         Year ending December 30, 2000.

	          (iv)	 Revised Budget for Fiscal Year 2000.  A budget of the financial condition and results of operations of each Company after giving effect to the Baker Acquisition, for the Fiscal Year ending December 30, 2000.

	           (v)	 Lease and Sublease Payments.  A statement listing the current monthly rent payable by Borrower under each lease and sublease for real estate where Borrower sells its Inventory, including each sublease executed by Borrower in connection with the Baker Acquisition.

	          (vi)	 Sublandlord's Waivers.  A Sublandlord's Waiver duly executed by the landlords and sublandlords of each sublease executed by Borrower in connection with the Baker Acquisition.

          (vii)	 Legal Opinion.  A legal opinion from Companies' counsel, Crowe
         & Dunlevy, a professional corporation, in form and substance satisfactory to Agent, dated as of the date of the Baker Acquisition, stating, among other things, that the assumption of debt, the borrowings and all transactions contemplated by the Baker Acquisition, will not violate any term of the Indenture.

         (viii)	 Certificate of No Default.  A Certificate executed by each of the Companies, in form and substance satisfactory to Agent and dated as of the date of the Baker Acquisition, stating that no Default or Event of Default shall have occurred and be continuing after giving effect to the Baker Acquisition.

           (ix)	 Subordination Agreement.  A Subordination Agreement, effective as of the date of this Amendment, in form and substance satisfactory to Agent in Agent's sole option, executed by Agent and Fleming.

            (x)	 Evidence of Insurance.  Within fourteen (14) days of the date of this Amendment, evidence, in form, scope and substance and with such insurance carriers reasonably satisfactory to Agent, of all insurance policies required pursuant to Section 12.3(a) of the Loan Agreement with regard to the assets being acquired by Borrower in the Baker Acquisition.


                                     5


	          (xi)	 Leasehold Mortgages.  In accordance with Section 8.2 of the
         Loan Agreement, a Mortgage for each property leased or subleased by
         Borrower under the terms of the Baker Acquisition.

          (xii)	 Additional Information.  Such additional documents, instruments and information as Agent or its legal counsel, Hughes & Luce, L.L.P., special counsel to Agent, and all local counsel to Agent, may reasonably request to effect the transactions contemplated hereby.

        (b) 	Fleming Documents. Agent and Lenders shall have had the opportunity to examine all documents between Borrower and Fleming relating to the Baker
     Acquisition and the related material contracts, properties, books of account, records, leases, contracts, insurance coverage and properties of each Company, and to perform such other due diligence regarding the Baker
     Acquisition and each Company as Agent or any Lender shall have requested, the results of all of which shall have been satisfactory to Agent and
     Lenders in all material respects.

        (c)	 Litigation.  There shall be no pending or, to the knowledge of any
     Company, threatened litigation with respect to any Company or any of its
     Subsidiaries or (relating to the transactions contemplated herein) with respect to Agent or any of the Lenders, which challenges or relates to the financing arrangements to be provided to fund the Baker Acquisition or to the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of any Company or its Subsidiaries, which pending or threatened litigation could, in Agent's reasonable judgment, be expected to have a Material Adverse Effect.  There shall exist no judgment, order, injunction or other similar restraint prohibiting any transaction contemplated hereby.

        (d)	 Compliance with Law.  Agent shall be satisfied that each Company
     (i) has obtained all authorizations and approvals of any governmental authority or regulatory body required for the due execution, delivery and performance by such Company, of this Amendment and any document related to each of the Amendment Documents and the Baker Acquisition, to which it is or will be a party and for the perfection of or the exercise by Agent and each Lender of their respective rights and remedies under the Loan Documents, and (ii) shall be in compliance with, and shall have obtained appropriate approvals pertaining to, all applicable laws, rules, regulations and orders, including, without limitation, all governmental, environmental, ERISA and other requirements, regulations and laws, the violation or failure to obtain approvals for which could reasonably be expected to have a Material Adverse Effect.

        (e)	 No Market Disruption.  There shall have occurred no disruption or adverse change in the financial or capital markets generally which Agent, in its reasonable discretion, deems material.

        (f)	 Landlord's Liens.  None of the Collateral shall be subject to any contractual or statutory Lien or Liens in favor of any lessor under any


                                     6


     Lease, except (i) such Liens as Agent, in its sole discretion, shall deem not material, (ii) such Liens that are created under the terms of the subleases between Fleming and Borrower executed in connection with the Baker Acquisition, and (iii) such Liens that have been waived or subordinated to the Liens in favor of Agent and Lenders in a manner satisfactory to Agent, in its sole discretion.

        (g)	 Delivery of Documents.  All corporate proceedings taken in
     connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to Agent and its legal counsel, Hughes & Luce, L.L.P.

        (h)	 No Default.	No Default or Event of Default shall have occurred and
     be continuing after giving effect to the Baker Acquisition.

    	9.	 Amendment Fee.  Borrower agrees to pay to Agent for the account of the
Lenders, on or before the date of this Amendment and in addition to any other amount due hereunder, an amendment fee equal to the sum of Twelve Thousand Five
Hundred and No/100 Dollars ($12,500.00).

   	10.	 Representations and Warranties.  Each Company hereby represents and warrants to Agent and Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of each
Company and will not violate the corporate charter or bylaws of any Company,
(b) all representations and warranties set forth in the Loan Agreement and in any other Loan Documents are true and correct, in all material respects, as if made again on and as of such date (including, without limitation, the representations and warranties previously made as of the Closing Date in the
Loan Agreement), (c) no Default or Event of Default has occurred and is continuing (after giving effect to Sections 2 through 4 of this Amendment), and
(d) the Loan Agreement (as amended by this Amendment), the Notes (as the same may be amended and restated from time to time) and the other Loan Documents are and remain legal, valid, binding and enforceable obligations of each Company, as applicable.

    	11.	 Liens.  Each of Borrower and Parent hereby covenants and agrees that
Section 13.2 of the Loan Agreement (as amended by this Amendment), which prohibits each of Borrower and Parent from incurring Liens upon any of its property or assets, other than the Liens permitted in such Section 13.2, shall apply to each of the stores acquired by Borrower in the Baker Acquisition.

    	12.	 Amendment Documents as Loan Documents.  The term Loan Documents as defined in the Loan Agreement and as used in any of the Loan Documents includes, without limitation, this Amendment and each of the other Amendment Documents executed in connection herewith.

    	13.	 Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.


                                     7


    	14.	 Counterparts.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

    	15.	 No Oral Agreements.  THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT
AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN
AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN (A) BORROWER, OR PARENT, AND (B) AGENT OR
ANY LENDER.

    	16.	 Loan Agreement Remains in Effect: No Waiver.  Except as expressly provided herein, all terms and provisions of the Loan Agreement and the other
Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Loan Agreement, the Loan Documents or otherwise.

    	17.	 Ratification of Guaranties.  Each of Parent and by their signature below SLB and JCH, reaffirms its respective obligations under its respective
Guaranty, agrees that its respective Guaranty shall remain in full force and effect not withstanding execution of this Amendment and the Amendment Documents, and agrees that its respective Guaranty and the Loan Agreement shall continue to be legal, valid and binding obligations of such Guarantor, enforceable in accordance with the terms therein with regard to the Indebtedness.

     18.	 Fees and Expenses.  Borrower agrees to pay all expenses paid or incurred by Agent in connection with this Amendment and any related documents, including but not limited to recording fees, computer fees, duplication fees, telephone and telecopier fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses of Hughes & Luce, L.L.P., counsel to Agent and Lenders.

    	19.	 Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Amendment Document shall survive the execution and delivery of this Amendment and the other Amendment Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.


                                     8


    	20.	 Reference to Loan Agreement.  Each of the Loan Documents, including the Loan Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the
Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

    	21.	 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

    	22.	 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, Borrower, Parent, SLB and JCH and their respective successors and assigns, except Borrower, Parent, SLB and JCH may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Lenders.

    	23.	 Headings.  The headings, captions and arrangements used in this
Amendment are for convenience only and shall not affect the interpretation of this Amendment.

                                     [Signature Page Follows]


                                      9


    	IN WITNESS WHEREOF, Borrower, Parent, SLB, JCH, Agent and Lenders have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.

                                  BORROWER:

                                  HOMELAND STORES, INC.



                                  By:
	                                     Wayne S. Peterson,
	                                     Senior Vice President - Finance and
	                                     Chief Financial Officer and Secretary


                                  PARENT:

                                  HOMELAND HOLDING CORPORATION



                                  By:
	                                     Wayne S. Peterson,
	                                     Senior Vice President - Finance and
	                                     Chief Financial Officer and Secretary


                                  CREDIT PARTIES:

                                  SLB MARKETING, INC.


                                  By:
                                      Jack C. Hensley,
                                      President and Secretary


                                  JCH BEVERAGE, INC.


                                  By:
                                      Jack C. Hensley,
                                      President and Secretary


                                    10


                                  AGENT AND A LENDER:

                                  NATIONAL BANK OF CANADA



                                  By:
                                  Name:
                                  Title:


                                  By: ___________________________________
                                  Name:
                                  Title:


                                  ADDITIONAL LENDERS:

                                  IBJ WHITEHALL BUSINESS CREDIT
                                  CORPORATION



                                  By:
	                                     John C. Williams,
	                                     Vice President

                                  HELLER FINANCIAL, INC.



                                  By:
	                                     Thomas W. Bukowski,
	                                     Senior Vice President


                                    11

                                    Schedule 1.1(A)



                                 LENDERS AND COMMITMENTS


	                           Revolving  	     Term		          Acquisition Term	    Acquisition Term		   Total Lender
Lenders:	                   Commitment 	     Commitment*	    Loan A Commitment   	Loan B Commitment	  	Commitments*
National Bank of Canada	    $14,800,000.00  	$4,001,856.07  	$0			                $0				               $18,801,856.07
125 West 55th
New York, New York  10019


Heller Financial, Inc.	     $10,508,000.00	  $2,841,317.81	  $0			                $0				               $13,349,317.81
500 West Monroe Street
Chicago, Illinois  60661


IBJ Whitehall Business 	    $11,692,000.00 	 $3,161,466.29	  $0			                $0				               $14,853,466.29
Credit Corporation
One State Street
New York, New York  10004
			                         ______________	  _____________	  ____________		       ____________		       ______________

Total Facility
Commitment		                $37,000,000.00	  $10,004,640.17	 $0			                $0				               $47,004,640.17


*	Effective as of the Third Amendment to Loan Agreement.




                             Schedule 15.5(a)
                              (Supplemental)

                               REAL PROPERTY

II.	 Leased Real Property
		                                              Leased or
Store # and Location 	                          Subleased		     Comments

___	7001 Northwest Expressway				               Subleased		     None
    Oklahoma City, Oklahoma  73132
	   Oklahoma County

___	2121 Northwest 23rd					                    Subleased		     None
	   Oklahoma City, Oklahoma  73107
	   Oklahoma County

___	1202 N.W. 40th Street				                   Subleased		     None
	   Lawton, Oklahoma  73505
	   Comanche County

___	104th & S. Pennsylvania				                 Subleased		     None
	   Oklahoma City, Oklahoma  73159
	   Cleveland County



                            Schedule 15.15
                            (Supplemental)

                      ENVIRONMENTAL INFORMATION

Store No.

___	Updated Environmental Assessment - Trinman, Incorporated, February 1, 1999

___	Environmental Site Assessment - Stanley Engineering, Inc., March 24, 2000

___	Environmental Site Assessment - Stanley Engineering, Inc., March 24, 2000

___	Environmental Site Assessment - Stanley Engineering, Inc., March 24, 2000



                            Schedule 15.16
                            (Supplemental)

                        MEDICARE/MEDICAID AND
                     THIRD PARTY PAYOR AGREEMENTS

STORE  PHONE#                  HOMELAND PHARMACIES              MM/NABP
___                  7012 Northwest Expressway                  371-9032
                     Oklahoma City, OK  73132

___                  24 East 33rd                               372-0148
                     Edmond, OK  73013

___                  2213 S.W. 74th                             371-9359
                     Oklahoma City, OK 73159





PROVIDER               ADDRESS        CITY        ST      ZIP       EFFECTIVE
                                                                    DATE
1  Advanced BC BS Tex
2  Advance BC BS
3  Allied National
4  Alpha Scrip Incorporated
5  Alta RX
6  Provantage Amer Med Secur
7  Advance RX Mang.
8  Adv Ark
9  Alpha Scrips
10 Automated RX Net
11 Prud. PLU AT&T Manual
12 BC/BS of Alabama
13 BC California (Proserv)
14 Bravell
15 Lincsrx BC/BS of Ok
16 BC/BS Illinois - Proserv
17 BCBS Utica - Watertown
18 Beniscript All Plans
19 BCBS Maryland
20 BCBS of Nebraska
21 Cash Sales
22 Community Care HMO
23 Choice RX
24 Cigna RX Prima & HMO
25 Claimspro Preferred

   PROVIDER                  ADDRESS         CITY      ST   ZIP     EFFECTIVE
                                                                    DATE
26 Champus OK
27 Columbia Pharmacy
28 Complete RX Network
29 Complete Pharmacy Network
30 Caremark Inc.
31 AIA
32 CPS
33 Dun and Bradstreet
34 Diversified Pharm Service
35 DPS Healthcare Oklahoma
36 Darden Restaurants, Inc.
37 Employers Health Option
38 Eckerd Health Care
39 Executive RX Admin
40 Fireman's Worker's Comp
41 FHS IPS (Sooercare) Foundation
42 Foundation Health HMO
43 Foundation
44 BC/BS Generic
45 Gold Net (Pharmacy Gold)
46 Healthcomp
47 Healthcare Oklahoma
48 Health Care Delivery System
49 Heartland Health Plan
50 Healthsource RX
51 Systemized
52 IPS
53 Lincsrx BC/BS of OK
54 Mature RX
55 Mede America
56 Medimet-Met Life
57 Mutually Preferred
58 Managed Pharmacy Benefits
59 Managed Presc Network
60 Managed RX Service
61 Medical Security Card
62 Mutual Preferred Omaha
63 Northwestern National Life

   PROVIDER                  ADDRESS      CITY      ST     ZIP      EFFECTIVE
                                                                    DATE
64 National Prescription Adm
65 Nat'l Pharmaceutical Serv
66 Plan Plus
67 Blue Cross Plan 65 Plan H
68 RX Solutions
69 Allied Health Presc. Solut
70 Pacificare of OK
71 Paid GM Health Care Program
72 Paid Management Care Pharmacy
73 Paid Occidental Pet Corp
74 Paid Samba RX Plan
75 PAI Pharmacy Assoc., Inc.
76 PCN
77 Prescription Card Services
78 PCS Managed Care Program
79 PCS Recap Network Plans
80 PCS MCP Fed Government Emp
81 PCS Recap Network Plans
82 Pharmacy Direct Network
83 Prescription D Service
84 Pod GM Strike
85 BC/BS Perform Cost Management
86 Perform Okla Farm Bureau
87 Pharmacare
88 PHS Caremark
89 Physicians, Inc.
90 Provider Medical Pharmacies
91 PPO-Argus
92 PPO Oklahoma
93 Polling
94 AT&T Claims
95 RX Providers of OK Send DEA
96 PPSI
97 Prescript (Stockton Group)
98 Prucare OKC Pru Plus & Ne - HMO